Exhibit 4.47

Information in this exhibit identified by brackets and *** has been redacted because it is not material and is the type that the company treats as private or confidential

Guarantee Contract

This Guarantee Contract (this “Contract”) is entered into this 14th day of December 2023 in Huishan District, Wuxi City, Jiangsu Province, China, by and among the following parties:

Guarantor: CASI Pharmaceuticals (China) Co., Ltd. (“CASI Beijing” or “Guarantor”), a limited liability company duly organized and validly existing under the laws of China (a wholly foreign-owned enterprise), with a unified social credit code of [***], having its registered office at Suites 01 and 02, 17 Office 1T01, 17/F, 81 Jianguo Road, Chaoyang District, Beijing, and with its legal representative [***];

Creditor: Wuxi Huicheng Yuanda Investment Partnership (Limited Partnership) (“HCYD” or “Creditor” or “Master Contract Creditor”), a limited partnership duly organized and validly existing under the laws of China, with a unified social credit code of [***], having its registered office at Suite 1906-3, North Block, 5 Zhihui Road, Huishan Economic Development Zone, Wuxi, and with its executive partner [***]; and

Debtor: CASI Pharmaceuticals (Wuxi) Co., Ltd. (“CASI Wuxi” or “Debtor” or “Master Contract Debtor”), a limited liability company duly organized and validly existing under the laws of China, with a unified social credit code of [***],  having its registered office at 1719-15 Huishan Avenue, Huishan Economic Development Zone, Wuxi, and with its legal representative [***], hereinafter collectively referred to as the “Parties” and individually as a “Party”. When referring to one another, they are referred to as a “Party” or the “other Parties”, as the context requires.

WHEREAS:

1.	HCYD, on the one hand, and CASI Wuxi, CASI Pharmaceuticals, Inc. and CASI Beijing, on the other hand, entered into that certain Convertible Loan Investment Agreement in Respect of CASI Pharmaceuticals (Wuxi) Co., Ltd. (“Convertible Loan Investment Agreement” or “Master Contract”), dated as of December 14, 2023, under which HCYD intends to provide a convertible loan of RMB [***] to CASI Wuxi as an investment in the latter.
2.	In order to ensure the effective performance of the Convertible Loan Investment Agreement, CASI Beijing agrees to provide an irrevocable joint and several guarantee, as per the terms and conditions set forth herein, for all indebtedness, obligations and liabilities owed by CASI Wuxi to HCYD under the Convertible Loan Investment Agreement.

NOW, THEREFORE, the Parties hereto enter into, and intend to be bound by, this Contract after agreeing upon the following terms and conditions through equal negotiation, in accordance with the provisions of the Civil Code of the People’s Republic of China and other applicable laws and regulations, in order to clarify the rights and obligations of the Parties hereto.

Article I	Definitions and Interpretation

For the purpose of this Contract, unless otherwise expressly provided herein or the context otherwise requires, the following terms shall have the following meanings:

1.1	“CASI Beijing” or “Guarantor”: shall mean CASI Pharmaceuticals (China) Co., Ltd.
1.2	“HCYD”, “Creditor” or “Master Contract Creditor”: shall mean Wuxi Huicheng Yuanda Investment Partnership (Limited Partnership).
1.3	“CASI Wuxi”, “Debtor” or “Master Contract Debtor”: shall mean CASI Pharmaceuticals (Wuxi) Co., Ltd.
1.4	“Master Contract” or “Convertible Loan Investment Agreement”: shall mean the Convertible Loan Investment Agreement in Respect of CASI Pharmaceuticals (Wuxi) Co., Ltd. between HCYD, on the one hand, and CASI Wuxi, CASI Pharmaceuticals, Inc. and CASI Beijing, on the other hand, dated as of December 14, 2023, together with all annexes, supplemental agreements and any supplements and/or amendments thereto.
1.5	“China”: means, for the purpose of this Contract, the mainland of the People’s Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan region.
Article II	Type of Guarantee

The guarantee provided by the Guarantor hereunder is an irrevocable joint and several guarantee.

Article III	Type and Amount of the Main Debts Guaranteed

The main debts guaranteed hereunder comprise an investment of RMB [***]  made by HCYD in CASI Wuxi by way of convertible loan, and all other indebtedness, obligations and liabilities of CASI Wuxi under the Master Contract.

Article IV	Scope of Guarantee
4.1	The guarantee covers the principal of the convertible loan investment set forth in Article III hereof, interest, default interest, late payment fees, liquidated damages, damages, and other amounts payable by the Master Contract Debtor to the Master Contract Creditor, as well as the costs and expenses (including but not limited to disposal costs, taxes, litigation costs, arbitration fees, property preservation fees, preservation guarantee fees and insurance premiums, travel expenses, attorney’s fees, execution fees, appraisal fees, auction fees, notary fees, service fees, public notice fees and mailing fees) incurred by the Master Contract Creditor to recover the amounts owed to it.

4.2	Even if the Master Contract and its amendments or supplements are, in whole or in part, not formed, inoperative, invalid, revoked, rescinded or objectively impossible to fulfill, the Guarantor shall still, within the scope of guarantee agreed herein, provide the guarantee for the indebtedness arising from the return of property or the compensation for losses, until the date when such losses have been fully satisfied.
4.3	If the Master Contract Creditor and the Debtor agree, through negotiation, to make any amendments or supplements to any provisions of the Master Contract, the Guarantor hereby agrees that it shall provide a guarantee for any indebtedness under the Master Contract after such amendments and supplements.
Article V	Guarantee Period
5.1	The guarantee period shall be [***] years from the date when the term of performance of the Debtor’s debt obligations under the Master Contract expires. Where the Master Contract Creditor and the Master Contract Debtor conclude a contract to change the term during which the debt obligations under the Master Contract shall be fulfilled, the guarantee period shall be [***] years from the date when such new term of performance of the debt obligations under the Master Contract as agreed upon by the Master Contract Creditor and the Master Contract Debtor expires. If the Master Contract Creditor declares early maturity of the main debts, the guarantee period shall be [***] years from the date of such early maturity of the main debts as required by the Master Contract Creditor.
5.2	The period of time during which the Master Contract Debtor shall fulfill its debt obligations shall be subject to the provisions of the Master Contract.
5.3	The terms “maturity”, “expires”, “expire” and “expiration” referred to herein shall include any early maturity declared by the Master Contract Creditor. Where the Master Contract Creditor declares early maturity of the main debts, the early maturity date it declares shall be the date when the term of performance of debt obligations shall expire. When the Master Contract Debtor and the Master Contract Creditor conclude an extension contract with respect to the term of performance of the debt obligations, such term shall be extended accordingly.
Article VI	Guarantee Obligations
6.1	In the event that the debts under the Master Contract expire or the Master Contract Creditor declares early maturity of the debts according to the provisions of the Master Contract or the applicable laws, if the Master Contract Debtor fails to repay its debts in full as scheduled, or if the Master Contract Debtor violates other provisions of the Master Contract, the Guarantor shall immediately undertake its joint and several liability within the scope of guarantee.
6.2	The payments received by the Creditor hereunder shall be used to satisfy the debts owed to it in the following sequence:

(1)	Costs and expenses incurred to recover the amounts owed to it and realize its guarantee interests;
(2)	Damages;
(3)	Late payment fees and liquidated damages;
(4)	Interest, default interest and penalty interest; and
(5)	Principal of the convertible loan investment.

The Creditor shall have the right to change the above sequence.

6.3	The guarantee obligations of the Guarantor hereunder shall not be reduced or discharged, the Master Contract Creditor may directly request the Guarantor to assume its guarantee obligations within the scope of guarantee in accordance with the provisions of this Contract, and the Guarantor hereby expressly waives any and all defenses and objections thereto, regardless of whether there is any other security (whether in the form of, including but not limited to, guarantees, mortgages, pledges or bank guarantees) in respect of the debts owed to the Master Contract Creditor that are guaranteed hereunder, regardless of when such other security is created, whether they are valid, whether they are provided by the Master Contract Debtor itself and whether the Master Contract Creditor makes claims against the other guarantor, and regardless of whether any third parties have agreed to assume the debts hereunder, in whole or in part.
6.4	The obligations of the Guarantor hereunder shall not be reduced or discharged, and the Guarantor undertakes that it shall assume its obligations in accordance with the provisions of this Contract, regardless of whether the Creditor has, will or may waive (including but not limited to waiving the mortgages, pledges or other security interests, and waiving the priority thereof), alter (including but not limited to altering the priority, guarantee amount or scope of the mortgages, pledges or other security interests), or reduce or release any mortgages, pledges, guarantees or other forms of security that have been, will or may be provided by the Debtor or any third parties.
6.5	The Guarantor agrees that even if certain part of the debts under the Master Contract has been extinguished as a result of the Debtor’s repayment or the Creditor realizing other security interests or for any other reasons, it shall still be liable, within the scope of guarantee hereunder, for the guarantee obligations with respect to the remaining part of the debts that have not been extinguished, in accordance with the provisions hereof.
6.6	The Guarantor undertakes that, if the debts under the Master Contract are still not satisfied in their entirety after the Guarantor has fulfilled its guarantee obligations, its claim of the right of subrogation or recovery (including its exercise thereof beforehand) against the Debtor or the other guarantor, shall not, in any way, prejudice the interests of the Creditor, and agrees that the satisfaction of the debts owed under the Master Contract shall have priority over the realization of its right of subrogation or recovery

. Specifically, until the Creditor’s debts have been fully satisfied:
(1)	The Guarantor agrees that it will not claim the right of subrogation or recovery against the Debtor or the other guarantor, and that if, for any reason whatsoever, it has realized such right, the amount of money it receives will be used first to satisfy the outstanding debts owed to the Creditor; and
(2)	The Guarantor agrees that if there is any real security to secure the debts owed under the Master Contract, it shall not, on the ground of subrogation or for whatever other reasons, claim such collateral or the proceeds from any disposal thereof, and such collateral and proceeds shall be used first to satisfy the outstanding debts owed to the Creditor.
6.7	In the event that the Creditor transfers or assigns its rights with respect to the main debts to a third party during the guarantee period in accordance with the law, the Guarantor shall continue to assume its guarantee obligations within the scope of the original guarantee.
6.8	In case the Debtor fails to fulfill its debt obligations, the Creditor shall have the right to directly request either of the guarantors to fulfill its guarantee obligations, regardless of whether the Creditor has other forms of security in respect of the debts owed under the Master Contract.
6.9	The Creditor may request the Guarantor in advance to satisfy its joint and several liability immediately within the scope of guarantee if:
(1)	The Guarantor refuses to perform any obligations agreed herein in breach of any provisions of this Contract;
(2)	The Guarantor changes its domicile, receives an administrative or criminal penalty, is involved in a major civil dispute, has a deteriorated financial condition, or, for whatever reason, loses or might lose its capacity to provide the guarantee, thus imposing an adverse effect on its ability to fulfill its guarantee obligations;
(3)	The Guarantor becomes bankrupt, is closed temporarily, is filed a petition for reorganization bankruptcy or revoked, or its business license is revoked;
(4)	CASI Pharmaceuticals, Inc. loses its position as the controlling shareholder of, or its actual control over, CASI Wuxi; or
(5)	Other circumstances arise that make it difficult or impossible to recover the debts owed to the Creditor under the Master Contract.
6.10	This Contract is independent of, and shall survive the invalidity of, the Master Contract. In case the Master Contract becomes invalid, the Guarantor shall be jointly and severally liable for satisfying any indebtedness resulting from the Debtor’s repayment of the principal and interest of the main debts and from the latter’s compensation for losses.

Article VII	Other Obligations of the Guarantor
7.1	The Guarantor shall oversee the use (including purposes) of the convertible loan investment funds by the Debtor.
7.2	During the guarantee period, without the prior written consent of the Creditor, the Guarantor shall not further provide any mortgages, pledges, guarantees or other forms of security to any third party.
7.3	The Guarantor shall inform the Creditor immediately in writing, and shall, as requested by the Creditor, ensure the assumption, transfer or succession of the guarantee obligations hereunder or provide new guarantees acceptable to the Creditor for the performance hereof, if it changes its domicile, receives an administrative or criminal penalty, is involved in a major civil dispute, has a deteriorated financial condition, is closed temporarily, dissolved, ordered to cease its operations pending correction, revoked, or ordered to have its business license revoked, files or is filed a petition for a declaration of bankruptcy, or, for whatever reason, loses or might lose its capacity to provide the guarantee.
7.4	In the event of a merger, demerger, change of shareholding, capital increase or reduction, joint venture or consortium of a business of which the Guarantor is the controlling shareholder or actual controller, the Guarantor shall inform the Creditor in a timely manner, and its guarantee obligations shall not be reduced or discharged as a result thereof.
Article VIII	Representations and Warranties of the Guarantor
8.1	The Guarantor has full capacity to independently enjoy civil rights and assume civil duties, as well as to independently perform civil acts. In accordance with national laws and regulations, it has the capacity to act as a guarantor to provide guarantees to external entities.
8.2	The execution and performance hereof are the expression of the true intent of the Guarantor, and have obtained all consents, approvals and authorizations required, free from any legal defects.
8.3	The Guarantor has lawful property and sources of income, and has sufficient ability to assume its guarantee obligations. It has no loan defaults, interest on arrears, evasion of debts or other bad credit history, and no criminal records; and no orders, changes in financial status, or agreements with any entities or individuals shall reduce or discharge its guarantee obligations.
8.4	The Guarantor is aware of and agrees to all the provisions of the Master Contract, and its provision of the guarantee for the Debtor is entirely voluntary. All the intents expressed hereunder are true and genuine.
8.5	All the documents, materials and information provided by the Guarantor to the Creditor during the execution and performance hereof are true, accurate, complete and valid.

8.6	The Guarantor provides true information on its financial status (including but not limited to real estate, equity, bank deposits, and bonds), and, as requested by the Creditor, on its property, financial condition, liabilities, security, and any economic disputes with others. During the guarantee period, the Guarantor willingly agrees to allow the Creditor to conduct inquiries and investigations into its property and financial status.
Article IX	Preservation of Rights

The rights granted to the Creditor hereunder shall be without prejudice to and in addition to any rights to which it is entitled under laws, regulations or other contracts. No indulgence, grace, concession, or postponement of the exercise of any rights hereunder, given by the Creditor to the Guarantor in respect of any breach or delay shall be deemed to be a waiver of any right or interest hereunder, or permission or acceptance of any breach hereof, or restrict, prevent or preclude any further exercise of such right or any of its other rights, nor shall it result in the Creditor assuming any obligations or liabilities to the Guarantor.

Article X	Liability for Breach
10.1	In case the Guarantor breaches any provision hereof or there are any falsehoods, errors or omissions in any representations and warranties hereunder, the Creditor shall have the right to take one or more of the following measures:
(1)	Declare early maturity of the main debts;
(2)	Require the Guarantor to fulfill its joint and several guarantee obligations;
(3)	Require the Guarantor to correct its breaches within the specified period of time;
(4)	Require the Guarantor to provide a new guarantee;
(5)	Require the Guarantor to compensate the Creditor for all losses suffered (including but not limited to the costs of realizing its guarantee interests, litigation costs, attorney’s fees and other dispute resolution costs and expenses); and/or
(6)	Other remedies allowed by laws and regulations.
10.2	Where this Contract is invalidated through no fault of the Creditor, the Guarantor shall compensate the Creditor for all the losses incurred, within the scope of guarantee agreed herein.
Article XI	Applicable Law and Dispute Resolution
11.1	The formation, validity, interpretation, performance and dispute resolution of this Contract shall be governed by, and this Contract shall be construed in accordance with, the laws of the People’s Republic of China (excluding, for the purpose of this Agreement, the laws of the Hong Kong Special

Administrative Region, the Macau Special Administrative Region and Taiwan region).
11.2	The Parties hereto agree that any dispute or controversy arising out of or in connection with the execution or performance hereof shall be resolved through negotiation. If such negotiation fails, any Party shall have the right to file a lawsuit with the competent people’s court where the Creditor is domiciled. The Parties shall continue to perform the provisions that are not in dispute pending the dispute resolution process.
Article XII	Amendments
12.1	The provisions hereof may be amended in writing by unanimous agreement of the Parties hereto.
12.2	Anything not addressed herein shall be determined in supplemental agreements among the Parties hereto.
12.3	Any provision amended or any supplemental contract shall have the same legal force and effect as this Contract, and in case of any conflict between such provision amended or supplemental contract and this Contract, such provision and supplemental contract shall prevail.
Article XIII	Notice and Delivery
13.1	Any notice or written communication to be given by any Party to the other Parties hereunder, including but not limited to any and all written documents and notices required to be given hereunder, shall be given by hand, by registered or certified mail, by facsimile or by other means of communication. Such documents and notices shall be deemed to have been delivered and received: if by hand, on the date on which such documents or notices have been delivered to the addresses of the recipients; if by registered or certified mail, on the [***] day after the mailing of such documents or notices; or if by facsimile, on the date shown on the confirmation of transmission. The designated contact information of each Party is as follows:

If to Wuxi Huicheng Yuanda Investment Partnership (Limited Partnership):

Contact: [***]

Address: [***]

Phone: [***]

Email: [***]

If to CASI Pharmaceuticals (China) Co., Ltd.:

Contact: [***]

Address: [***]

Phone: [***]

Email: [***]

If to CASI Pharmaceuticals (Wuxi) Co., Ltd.:

Contact: [***]

Address: [***]

Phone:  [***]

Email: [***]

13.2	If any of the contact information of any Party above changes, such Party shall notify the other Parties in writing of the changed contact information pursuant to the provisions of this clause within [***] days of such change. All notices, documents and applications under this clause shall thereafter be delivered to such changed contact information. If the other Parties have not been notified promptly in writing, the notices, documents and applications they have delivered to the contact information set forth herein shall be deemed to have been delivered. The contact information set forth in this clause shall apply to the service of legal process with respect to any litigation or arbitration proceedings arising out of this Contract or its amendments or supplemental contracts.
Article XIV	Miscellaneous
14.1	The invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of the other provisions or the validity of the Contract as a whole.
14.2	This Contract shall become effective upon the date on which both of the Guarantor and the Creditor have affixed their common seals to, and their respective legal representative/person-in-charge/authorized representative of the executive partner has signed, the Contract.
14.3	This Contract shall be made in four (4) originals, with the Creditor holding two (2) thereof and each of the Guarantor and the Debtor holding one (1) thereof, each of which shall have the same legal force and effect.

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(Page Intentionally Left Blank - Signature Page to the Guarantee Contract among CASI Pharmaceuticals (China) Co., Ltd., Wuxi Huicheng Yuanda Investment Partnership (Limited Partnership) and CASI Pharmaceuticals (Wuxi) Co., Ltd. Follows.)

IN WITNESS WHEREOF, this Contract has been executed by the authorized representatives of the Parties as of the date first above written.

SIGNED by: [***]

Guarantor: CASI Pharmaceuticals (China) Co., Ltd. (seal)

Legal representative (signature): [***]

Creditor: Wuxi Huicheng Yuanda Investment Partnership (Limited Partnership) (seal)

Authorized representative of the executive partner (signature): [***]

Debtor: CASI Pharmaceuticals (Wuxi) Co., Ltd. (seal)

Legal representative (signature): [***]